                                   EXHIBIT 11
                       COMPUTATIONS OF EARNINGS PER SHARE

                                  (in thousands
                           except earnings per share)
                                   (unaudited)

                                                FOR THE THREE MONTHS
                                                   ENDED MARCH 31,
                                                   --------------
                                                 1995           1994
                                                 ----           ----
Shares used in the computation
of earnings per share(1):

Weighted daily average
  of shares outstanding                       3,515,000      3,447,946

  Shares used in the computation of
    primary earnings per shares               3,678,644      3,738,569

                                             ----------     ----------
                                             ----------     ----------

 Shares used in the computation of
  fully diluted earnings per share            3,689,501      3,738,569
                                             ----------     ----------
                                             ----------     ----------

Net income used in the computation

 of earnings per common share:

  Net income, as reported                    $    1,626     $    1,333

  Adjustment for preferred
   stock dividend                                  (105)          (105)
                                             ----------     ----------

  Net income, as adjusted                    $    1,521     $    1,228
                                             ----------     ----------
                                             ----------     ----------

  Primary earnings per share                 $     0.41     $     0.33
                                             ----------     ----------
                                             ----------     ----------

  Fully diluted earnings per share           $     0.41     $     0.33
                                             ----------     ----------
                                             ----------     ----------

(1)Retroactively adjusted for stock dividends.


                                       21